Exhibit 99.1

AirNet Communications Plans to Appeal NASDAQ Delisting Notice; Company will Submit Plan for Achieving and Sustaining Compliance

    MELBOURNE, Fla.--(BUSINESS WIRE)--April 11, 2003--AirNet Communications Corporation (Nasdaq:ANCC), the technology leader in software defined base station products for wireless communications, announced that on April 9, 2003, it received notice of a determination by Nasdaq's Listing Qualifications Staff that AirNet had failed to comply with the minimum bid price for continued listing set forth in Marketplace Rules 4450(a)(5) and that AirNet's common shares were therefore subject to delisting from the Nasdaq National Market System.
    AirNet has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff's determination. The request automatically stays the delisting of AirNet's common stock. Until the Panel's ultimate determination, AirNet's common stock will continue to be traded on the Nasdaq National Market. Hearings with the Panel typically occur within thirty days of a company's request. The Company intends to present a comprehensive plan to the Nasdaq Listing Qualifications Panel for achieving and sustaining compliance with the Nasdaq Marketplace Rules, but there can be no assurance that the Panel will grant the Company's request for continued listing.
    If the planned appeal is unsuccessful, AirNet may apply for a transfer to the Nasdaq SmallCap Market. If the Nasdaq approves its application to transfer to the SmallCap Market, under existing rules, AirNet may qualify for an extended grace period through January 5, 2004 for the minimum $1 bid price requirement.
    During the appeal process or if the Company transfers to the Nasdaq SmallCap Market, AirNet's common stock will continue to trade under its current ticker symbol, ANCC.

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless Internet and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(TM) base station solution provides a high-capacity base station with a software upgrade path to the wireless Internet. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by calling 321.984.1990, or by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995

    The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance, including statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. Forward- looking statements include statements regarding a planned appeal to the Nasdaq of the notice of delisting and the alternatives available to the company to prevent a delisting. All forward-looking statements included in this release are based upon information available to AirNet Communications Corporation as of the date hereof and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those projected. Potential risks and uncertainties include, but are not limited to, risks or uncertainties that the Nasdaq Listing Qualifications Panel may not grant the company's request for continued listing on the National Market System, that the company's board of directors may not authorize a reverse split, that the company's stockholders may not approve of a reverse split, that the company may fall out of compliance with other listing requirements for the Nasdaq SmallCap market, that the company may be unable to finalize a definitive agreement with TECORE or SCP as previously announced; that our stockholders may not approve of any contemplated future transaction; that the company's lenders may foreclose on all assets of the company (including all intellectual property rights) in the event of a default under the security agreement associated with the interim financing, that the company may not consummate currently contemplated investment option prior to maturity of the debt resulting in a default, that the company may not be able to continue to operate as a going concern prior to the execution of a definitive investment agreement or consummation of a transaction. These and other risks are discussed in Company filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002 and previous quarterly reports on form 10Q.

    AirNet(R), AdaptaCell(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, Super Capacity(TM), Backhaul Free(TM), and We're Ready for
Anything(TM) are trademarks of AirNet Communications Corporation.
Other names are registered trademarks or trademarks of their respective companies or organizations.

    CONTACT: AirNet Communications, Melbourne
             Stuart Dawley, 321/953-6780
             sdawley@airnetcom.com
             http://www.airnetcom.com